EXHIBIT 3.1
                OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "CONAGRA, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1995, AT 9 O'CLOCK
A.M.

              [GREAT SEAL OF THE STATE OF DELAWARE]


     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEWCASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                 /s/ Edward J. Freel
                                ______________________________
                                Edward J. Freel, Secretary of State
                [SEAL]
                           AUTHENTICATION:   7753142
0818944  8100
                                DATE:   12-15-95
950295608

CERTIFICATE OF ELIMINATION
OF STATEMENTS OF RESOLUTIONS AND CERTIFICATES OF DESIGNATION
FOR CERTAIN SERIES OF CLASS B, CLASS C and CLASS E PREFERRED
STOCK
OF CONAGRA, INC.
UNDER SECTION 151(g) OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE


ConAgra, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Corporation's Board of
Directors:

     "WHEREAS, by reason of conversion or redemption, no shares of the Corporation's Series 1, 2, 3, 4, 5, 6 or 7 Class B Preferred Stock (the "Prior Series Class B Preferred Stock"), Series 1, 2 or 3 Class C Preferred Stock (the "Prior Series Class C Preferred Stock") or the $2,500 Class E Cumulative Convertible Voting Preferred Stock or $25 Class E Cumulative Convertible Voting Preferred Stock (the "Prior Series Class E Preferred Stock") remain outstanding, it is hereby:

          "RESOLVED, that no additional shares of the Prior Series Class B Preferred Stock, Prior Series Class C Preferred Stock or Prior Series Class E Preferred Stock will be issued pursuant to the terms of the Certificates of Designation or Statements of Resolution of each such series of Preferred Stock;

          "FURTHER RESOLVED, that the officers of the Corporation are duly authorized to file a certificate with the Secretary of State of Delaware eliminating from the Certificate of Incorporation all matters set forth in each Certificate of Designation or Statement of Resolution for the Prior Series Class B Preferred Stock, Prior Series Class C Preferred Stock and Prior Series Class E Preferred Stock in respect of each such series of such Preferred Stock."

     Upon the effective date of the filing of this Certificate, there shall be eliminated from the Certificate of Incorporation all matters set forth in the Certificates of Designation or Statements of Resolution, with respect to the Prior Series Class B Preferred Stock, Prior Series Class C Preferred Stock and Prior Series Class E Preferred Stock, in respect of each such series of such Preferred Stock.

     IN WITNESS WHEREOF, ConAgra, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by
J. P. O'Donnell, its Senior Vice President and Chief Financial Officer, and attested by L. B. Thomas, its Senior Vice President and Secretary, this 8th day of December, 1995.

                                     ConAgra, Inc.


                                     By:  /s/  J. P. O'Donnell
                                     _________________________
                                     Senior Vice President and
                                     Chief Financial Officer
Attest:


By:  /s/ L. B. Thomas
     ___________________________________
     Senior Vice President and Secretary